CERTIFICATE OF AMENDMENT OF THE BYLAWS OF
Atlls Motor Vehicles
The undersigned, who is the [duly elected
and/or acting] Secretary of Atlis Motor
Vehicles, a Delaware corporation (the
"Company"), does hereby certify, as
follows:
1. Section 5.1 of Article V of the Bylaws
of the Company was amended, by unanimous
written consent of the Board, on December
12, 2017, to read in its entirety, as
follows:
"Section Certificate of Shares. Shares of
the corporation's stock may be certified or
uncertified,
as provided under Delaware law, and shall
be entered in the books of the corporation
and
registered as they are issued. Certificates
representing shares of the corporation's
stock shall be
signed in the name of the corporation by
the chairman of the board or vice chairman
of the
board or the chief executive officer or
president or vice president and by the
chief financial
officer or an assistant treasurer or the
secretary or any assistant secretary,
certifying the
number of shares and the class or series of
shares owned by the shareholder Any or all
of the
signatures on the certificate may be
facsimile. In the event that any officer,
transfer agent, or
registrar who has signed or whose facsimile
signature has been placed on the
certificate shall
have ceased to be that officer, transfer
agent, or registrar before that certificate
is issued, it may
be issued by the corporation with the same
effect as if that person were an officer,
transfer
agent, or registrar at the date of Issue.
Within a reasonable time after the issuance
or transfer of uncertified shares, the
corporation
shall send to the registered owner thereof
a written notice that shall set forth the
name of the
corporation, that the corporation is
organized under the laws of the State of
Delaware, the
name of the shareholder, the number and
class (and the designation of the series,
if any) of the
shares represented, and any restrictions on
the transfer or registration of such shares
imposed
by the corporation's certificate of
incorporation, these by-laws, any agreement
among
shareholders or any agreement between
shareholders and the corporation."
2. Section 5.1 of Article V of the Bylaws
of the Company was amended, by unanimous
written consent of the Board, on DECEMBER
12, 2017, to read in its entirety, as
follows:
"Section 5.2. Lost Certificates. Except as
provided In this Section 5.2, no new
certificates for
shares or uncertified shares shall be
issued to replace an old certificate unless
the latter Is
surrendered to the corporation and
cancelled at the same time. The board of
directors may, in
case any share certificate or certificate
for any other security is lost, stolen, or
destroyed,
authorize the issuance of a replacement
certificate of stock, or uncertified shares
in place of a
certificate previously issued by it on such
terms and conditions as the board may
require,
including provision for indemnification of
the corporation secured by a bond or other
adequate
security sufficient to protect the
corporation against any claim that may be
made against it,
including any expense or liability on
account of the alleged loss, theft, or
destruction of the
certificate or the issuance of the
replacement certificate or uncertified
shares."
3. The foregoing amendments to the Bylaws
of the corporation have not been modified,
amended, rescinded, or revoked and remain
in full force and effect on the date hereof
The undersigned has executed this
Certificate as of December 12, 2017
~
Mark Hanchett Chief Executive Officer and
Director
Name /Title



UNANIMOUS WRITTEN CONSENT OF THE BOARD OF
DIRECTORS OF Atlis Motor Vehicles a
Delaware Corporation
The undersigned, being all of the directors of Atlis Motor Vehicles a Delaware corporation (the
"Company"), pursuant to Del. Code Ann .
Title 8 § 141 hereby consent, approve and adopt the following resolutions as if duly adopted at a special meeting of the Board of Directors held for this purpose
WHEREAS, it has been proposed that the
Company sell and offer up to $1,035,714 in Common Stock
(the "Securities") through [concurrent
offerings under Regulation Crowdfunding and
Regulation D (the
"Concurrent Offerings")] OR [an offering under Regulation Crowdfunding (the
"Offering")] under the
Securities Act of 1933, as amended (the
"Securities Act");
Regulation Crowdfunding Offering
WHEREAS, it has been proposed that the
Company sell and offer up to $1,035,714 in Securities through an offering under Regulation Crowdfunding under the Securities Act, (the
"Crowdfunding Offering"),
pursuant to the terms of a subscription
agreement by and among the Company and the investors party thereto (the "Subscription Agreement"), substantially in the form attached hereto as Exhibit A; and an
Offering Memorandum on Form C that has been reviewed by the Board (the "Memorandum");
WHEREAS, the Board has been presented with and reviewed the Memorandum, and deems it to be in the best interests of the Company to authorize and approve the Memorandum and for the Company to engage in the Crowdfunding Offering;
WHEREAS, to comply with Regulation
Crowdfunding, the Company must file a Form
C with the Securities and Exchange
Commission (the "SEC"), use an online
portal to communicate the Crowdfunding
Offering, have an independent certified
public accountant conduct a financial
review and enter into agreements with a
transfer agent and an escrow agent;
NOW, THEREFORE BE IT RESOLVED, that the
directors hereby authorize and approve the Memorandum and the Crowdfunding Offering, and the issuance of the Securities pursuant to the terms thereof;
Regulation D Offering
WHEREAS, it has been proposed that the
Company sell and offer up to $1,03S,714 in Securities through an offering under
Regulation D under the Securities Act (the
"Regulation D Offering"), pursuant to the terms of a [subscription/purchase] agreement by and among the Company and the investors party thereto {the "Regulation D
Agreement"), substantially in the form
attached hereto as Exhibit B;
NOW, THEREFORE BE IT RESOLVED, that the
directors hereby authorize and approve the Regulation D Offering, and the issuance of Regulation D Securities;
RESOLVED, that the form, terms and
provisions of the Regulation D Agreement be, and they hereby are, in all respects, approved and adopted, and that the transactions contemplated by the Regulation D Agreement, including the issuance of the Regulation D Securities, be, and they hereby are, in all respects approved, and, further, that the Authorized
Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to execute and deliver the Regulation D Agreement in substantially such form, with such changes therein as the Authorized Officer executing the same shall, by the execution thereof, approve, and cause the
Company to perform its obligations
thereunder
Subscription Agreement
RESOLVED, that the form, terms and
provisions of the Subscription Agreement by and among the Company and the investors party thereto, a copy of which has been submitted in substantially final form to each director of the Company and is attached hereto as Exhibit A, be, and they hereby are, in all respects, approved and adopted, and that the transactions contemplated by the Subscription Agreement, including the issuance of the Securities for a price of $0.29 per Security payable as set forth in the Subscription Agreement, be, and they hereby are, in all respects approved, and, further, that the officers of the Company (the "Authorized Officers") be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to execute and deliver the Subscription Agreement in substantially such form, with such changes therein as the Authorized Officer executing the same shall, by the execution thereof, approve, and cause the Company to perform its obligations thereunder
Uncertificated Securities
RESOLVED, that the Securities shall be
uncertificated and the Authorized Officers shall record the investor name, address and number of Securities held by each purchaser on the Company's books and records
(including books and records kept in
digital form oniine). In the event a holder requests a written record of their investment within a reasonable time, the Authorized Officers are authorized to prepare and deliver a written notice setting forth the holder's name, the amount of Securities held and any restrictions on the transfer or registration of said
Securities imposed by the Certificate of incorporation, the Company's bylaws and the Subscription Agreement or by law or regulation.
Amendments to the Company's Bylaws
WHEREAS, Section 5.1 of the Bylaws of the Company as adopted on December 12 provide that shares of the Company shall be in certificated form and the issuance of certificates Is not contemplated in the [Offering] [Concurrent Offerings];
RESOLVED, that the amendments to the
Company's Bylaws set out in the Certificate of Amendment attached hereto as Exhibit C, be, and hereby are, authorized and that the Authorized Officers are authorized to effect such amendment.
Filing of the Form C
RESOLVED, that the Authorized Officers are, and each of them acting singly is, authorized, in the name and on behalf of the Company, to cause to be compiled and filed with the SEC such Form C in the form required.
Online Portal
RESOLVED, that Start Engine Capital, LLC ("
Start Engine") shall be engaged to provide the online portal required for a Crowdfunding Offering and that the
Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with Start Engine in connection with the Crowdfunding
Offering and cause the Company to perform its obligations thereunder

Due Diligence
RESOLVED, that CrowdCheck, Inc. shall be retained to assist in the Form C preparation process and to conduct due diligence on the Memorandum, campaign page and other disclosures required for the Crowdfunding Offering and that the
Authorized Officers be, and each of them hereby is, authorized and directed In the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with CrowdCheck, Inc. in connection with the Crowdfunding
Offering and cause the Company to perform
Its obligations thereunder

Financial Review
RESOLVED, that Jason M Tyra CPA, PLLC
("CPA") shall be retained to conduct the required financial review of the Company's
2016 and 2017 financial statements and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with CPA in connection with Crowdfunding Offering and cause the Company to perform its obligations thereunder

Escrow Agent
RESOLVED, that [Prime Trust] shall be
appointed escrow agent and that the
Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into an agreement with said escrow agent in connection with the Crowdfunding
Offering and cause the Company to perform its obligations thereunder

Transfer Agent
RESOLVED, that [Fund America Stock
Transfer, LLC] shall be appointed transfer
agent and that the Authorized Officers be,
and each of them hereby is, authorized and
directed in the name and on behalf of the
Company, and under Its corporate seal or
otherwise, to enter Into an agreement with
said transfer agent in connection with the
Crowdfunding Offering and cause the Company
to perform its obligations thereunder
General Authorization
RESOLVED FURTHER, that the Authorized
Officers of the Company are hereby
severally authorized and directed to take,
or cause to be taken, all actions in the
name and on behalf of the Company, that
such officers determine are necessary or
advisable to consummate the transactions
contemplated by, or otherwise to effect the
purposes of, the foregoing resolutions,
including, but not limited to, signing,
certifying to, verifying, acknowledging,
delivering, accepting, filing and recording
all agreements, instruments and documents
related to any of the resolutions.
RESOLVED FURTHER that all acts of the
officers of the Company taken before the
date hereof in connection with matters
referred to in these resolutions are hereby
ratified, approved and adopted as acts of
the Company.
IN WITNESS WHEREOF, the undersigned have
executed this unanimous written consent
effective as of December 12, 2017
-
Name: Mark Hanchett, Chief Executive
Officer, Director
EXHIBIT B
REGULATION D AGREEMENT
EXHIBIT A SUBSCRIPTION AGREEMENT


EXHIBIT C
CERTIFICATE OF AMENDMENT OF THE BYLAWS OF
Atlis Motor Vehicles
The undersigned, who is the [duly elected and/or acting] Secretary of Atlis Motor
Vehicles, a Delaware corporation (the
"Company"), does hereby certify, as
follows:
1. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on December
12, 2017, to read in its entirety, as
follows:
"Section Certificate of Shares. Shares of the corporation's stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Certificates representing shares of the corporation's stock shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the chief executive officer or president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.
Within a reasonable time after the issuance or transfer of uncertified shares, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws ofthe State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the corporation's certificate of incorporation, these by-laws, any agreement among shareholders or any agreement between shareholders and the corporation."
2. Section 5.1 of Article V of the Bylaws of the Company was amended, by unanimous written consent of the Board, on DECEMBER
12, 2017, to read in its entirety, as
follows:
"Section 5.2. Lost Certificates. Except as provided in this Section 5.2, no new certificates for shares or uncertified shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate of stock, or uncertified shares in place of a certificate previously issued by it on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate or uncertified shares."
3. The foregoing amendments to the Bylaws of the Corporation have not been modified, amended, rescinded, or revoked and remain in full force and effect on the date hereof
The undersigned has executed as of December
12, 2017

Mark Hanchett Chief Executive Officer and
Director
Name /Title